                     ML LIFE INSURANCE COMPANY OF NEW YORK

                         QUALIFIED PLAN ENDORSEMENT

      The following tables are substituted for the tables set forth in the contract to which this endorsement is attached:

                            ANNUITY OPTION TABLES

MINIMUM GUARANTEED MONTHLY ANNUITY PAYMENT FOR EACH $1,000 APPLIED UNDER OPTION

                    OPTION 2 (PAYMENTS FOR A FIXED PERIOD)

   -------------------------------------------------------------------------
    Years    Each      Years    Each      Years    Each      Years    Each
   Payable  Payment   Payable  Payment   Payable  Payment   Payable  Payment
   -------------------------------------------------------------------------
      5      17.91       9      10.53      13       7.71      17      6.23
      6      15.14      10       9.61      14       7.26      18      5.96
      7      13.16      11       8.86      15       6.87      19      5.73
      8      11.68      12       8.24      16       6.53      20      5.51
   -------------------------------------------------------------------------

OPTION 3 (LIFE ANNUITY), OPTION 4 (LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED)
               AND OPTION 5 (RETURN OF CONTRACT VALUE GUARANTEED)

------------------------------------------------------------------------------------------------------------------------
*Adjusted   Life     10 Years     20 Years     Return of      *Adjusted    Life     10 Years     20 Years      Return of
   Age     Annuity  Guaranteed   Guaranteed    Contract          Age      Annuity  Guaranteed   Guaranteed     Contract
                                                Value                                                           Value
------------------------------------------------------------------------------------------------------------------------
   56       4.27       4.23         4.11         4.10            71         6.24      5.94         5.09           5.56
   57       4.35       4.31         4.17         4.17            72         6.46      6.10         5.14           5.70
   58       4.44       4.39         4.23         4.24            73         6.69      6.26         5.19           5.85
   59       4.53       4.48         4.30         4.31            74         6.93      6.44         5.24           6.01
   60       4.63       4.57         4.36         4.39            75         7.20      6.61         5.28           6.18

   61       4.73       4.66         4.43         4.47            76         7.48      6.79         5.32           6.36
   62       4.84       4.77         4.50         4.56            77         7.79      6.98         5.36           6.54
   63       4.96       4.87         4.56         4.65            78         8.12      7.16         5.39           6.74
   64       5.09       4.98         4.63         4.74            79         8.47      7.35         5.41           6.95
   65       5.22       5.10         4.70         4.84            80         8.85      7.54         5.44           7.17

   66       5.37       5.23         4.77         4.95            81         9.26      7.72         5.45           7.40
   67       5.52       5.35         4.84         5.06            82         9.69      7.90         5.47           7.65
   68       5.68       5.49         4.90         5.17            83        10.17      8.08         5.48           7.91
   69       5.86       5.63         4.97         5.29            84        10.68      8.25         5.49           8.18
   70       6.04       5.78         5.03         5.42            85        11.23      8.41         5.50           8.48
------------------------------------------------------------------------------------------------------------------------

                                      OPTION 6 (JOINT AND SURVIVOR LIFE ANNUITY)
-----------------------------------------------------------------------------------------------------------------------------
*Adjusted                                      *Adjusted Age of Joint Annuitant                                     *Adjusted
 Age of  ----------------------------------------------------------------------------------------------------------   Age of
Annuitant      50           55           60           65           70           75           80           85        Annuitant
-----------------------------------------------------------------------------------------------------------------------------
           100%  2/3    100%  2/3    100%  2/3    100%  2/3    100%  2/3    100%  2/3    100%  2/3    100%  2/3
-----------------------------------------------------------------------------------------------------------------------------
  50       3.47  3.72   3.57  3.86   3.65  4.01   3.72  4.17   3.77  4.35   3.80  4.54   3.83  4.74   3.84  4.93        50
  55       3.57  3.86   3.70  4.02   3.83  4.19   3.94  4.39   4.02  4.60   4.09  4.82   4.13  5.05   4.16  5.28        55
  60       3.65  4.01   3.83  4.19   4.01  4.40   4.18  4.64   4.32  4.89   4.43  5.17   4.51  5.44   4.56  5.72        60
  65       3.72  4.17   3.94  4.39   4.18  4.64   4.42  4.92   4.64  5.24   4.83  5.58   4.98  5.94   5.08  6.28        65

  70       3.77  4.35   4.02  4.60   4.32  4.89   4.64  5.24   4.98  5.64   5.29  6.08   5.55  6.54   5.74  7.00        70
  75       3.80  4.54   4.09  4.82   4.43  5.17   4.83  5.58   5.29  6.08   5.76  6.65   6.20  7.26   6.56  7.88        75
  80       3.83  4.74   4.13  5.05   4.51  5.44   4.98  5.94   5.55  6.54   6.20  7.26   6.87  8.07   7.49  8.94        80
  85       3.84  4.93   4.16  5.28   4.56  5.72   5.08  6.28   5.74  7.00   6.56  7.88   7.49  8.94   8.45 10.12        85
-----------------------------------------------------------------------------------------------------------------------------

Information for ages and Annuity Options not shown will be furnished on request.
 *"Adjusted Age" is the actual age on the Annuity Date reduced by one year for each 10 full years between January 1, 2000 and the Annuity Date. For example:

             ---------------------------------------------------------
              ANNUITY DATE          ADJUSTED AGE
             ---------------------------------------------------------
              Before 2010           Actual Age
              2010 to 2019          Subtract 1 year from actual age
              2020 to 2029          Subtract 2 years from actual age
              2030 to 2039          Subtract 3 years from actual age
              2040 to 2049          Subtract 4 years from actual age
             ---------------------------------------------------------

            The above tables are based on the combined male/female
                      1983 Table "a" with interest at 3%.

                                        ML LIFE INSURANCE COMPANY OF NEW YORK

                                   By:     /s/ Barry G. Skolnick
                                      -----------------------------------------
                                                  Secretary

MLNY034